Exhibit 99.2

SCT to Redeem 5% Convertible Debentures Due 2004

MALVERN, Pa., Dec. 10 /PRNewswire-FirstCall/ — Systems & Computer Technology Corporation (NASDAQ-NMS: SCTC) (Nasdaq: SCTC) today announced that it will be redeeming its 5% Convertible Subordinated Debentures which mature on October 15, 2004. The debentures will be redeemed at face value. As of December 10, 2003 there are $31,990,000 of debentures outstanding. The details of the redemption process will be forthcoming shortly.

About SCT

SCT is the leading global provider of e-education technology solutions for institutions of all sizes and levels of complexity. The Company supports more than 1,300 client institutions worldwide with administrative and academic solutions, portal and community solutions, content management and workflow solutions, information access and integration solutions, and professional services. SCT works collaboratively with clients and partners to provide the e-Education Infrastructure that enables institutions to create the digital campuses that fulfill their unique missions. For more information, please visit www.sct.com.

SOURCE SCT

12/10/2003

    /CONTACT: Eric Haskell, SCT Investor Relations, +1-610-578-5175,

ehaskell@sct.com/